Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-259271, 333-263154 and 333-268301 on Form S-8 and Registration Statement Nos. 333-257676 and 333-263514 on Form S-3 of our report dated March 16, 2023, relating to the financial statements of Quantum-Si Incorporated, appearing in this Annual Report on Form 10-K of Quantum-Si Incorporated for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
New York, New York
March 16, 2023